Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Exide Technologies’ Annual Report on Form 10 K for the year ended March 31, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, GA
September 16, 2009